UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2024

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock	PETV	OTCQB
Warrants	PETVW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Non-Employee Director Compensation Policy

On October 8, 2024, the Board of Directors (the “Board”) of PetVivo Holdings, Inc. (the “Company”) approved and paid non-employee director compensation for the period from October 1, 2024 through September 30, 2025. Non-employee directors, including those serving as chair on a committee, receive annual compensation (the “Annual Award”), payable as follows: (i) $10,000 to each non-employee director as a cash retainer, payable in four equal payments, each payment being paid at the beginning of each quarter of service, as cash flow permits, and the first payment on the date of the Annual Award, which was October 1, 2024, (the “Initial Award Date”), and (ii) an annual equity award of 35,000 restricted stock units (the “RSUs”) to each non-employee director; the equity award to vest in four equal amounts at the beginning of each quarter of board service in an amount of 8,750 RSUs per quarter; whereby the vested amounts would be priced at a Volume Weighted Average Price (VWAP) on the date of vesting for each quarter. Additionally, non-employee directors will receive cash payments of $500 for each committee meeting they attend during the year. Finally, annual cash compensation shall be paid to the Board and Committee chairs as follows: (i) $10,000 to the Chairman of the Board, (ii) $10,000 to the Chairman of the Audit Committee, (iii) $6,000 to the Chairman of the Compensation Committee, and (iv) $5,000 to the Chairman of the Governance and Nominating Committee; the payment of chair compensation shall be payable in four equal payments, each payment being paid at the beginning of each quarter of service as cash flow permits.

The fair market value and monetary amount of total directors’ compensation expense for the twelve-month period used to determine the Annual Awards is estimated at a total book value of approximately $223,000; this estimated compensation amount includes a per share value assumption of $0.55 for each issued RSU.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit are being furnished herein:

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

PETVIVO HOLDINGS, INC.

Date: October 10, 2024	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer